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                                                                    EXHIBIT 10.7

                                 LEASE AGREEMENT

                      VENTURE TECHNOLOGY CENTER V BUILDING

                     THE WOODLANDS, MONTGOMERY COUNTY, TEXAS

STATE OF TEXAS

COUNTY OF MONTGOMERY

         THIS LEASE AGREEMENT (the "Lease") is made and entered into on this the 24th day of May, 1993, between THE WOODLANDS CORPORATION, a Delaware corporation, whose address for purposes hereof is 2201 Timberloch Place, The Woodlands, Texas 77380 ("Lessor"), and ENERGY BIOSYSTEMS CORPORATION, a Delaware corporation, whose address, for the purposes hereof, is 4200 Research Forest Drive, Bays 1-9, The Woodlands, Texas 77380 ("Lessee").

W I T N E S S E T H:

         1. LEASED PREMISES. Lessor hereby leases to Lessee and Lessee hereby takes from Lessor, 23,851 net rentable square feet, together with all appurtenances thereto, as shown outlined in red on a drawing identified by the parties and attached hereto as Exhibit "A" (the "Premises") , in a building known and referred to as Venture Technology Center V Building (the "Building"), located at 4200 Research Forest Drive, The Woodlands, Montgomery County, Texas, and which contains a total of 59,952 net rentable square feet of floor space. The Building is located on that certain 3.5904 acre tract of land in Montgomery County, Texas, described in Exhibit A-1 attached hereto and made a part hereof for all purposes (the "Land"). Lessor reserves the right to change the name and/or street address of the Building whenever it desires without any liability or consent of Lessee.

         2. Parking. Lessor shall provide and keep in good condition through the term of this Lease, parking areas for and vehicular access ways to the Premises, which shall be available for the non-exclusive use of Lessee, its employees and invitees. Lessee shall have the right to use up to sixty-five (65) parking spaces. As a part of the sixty-five (65) parking spaces, Lessee shall have the right to reserve for its exclusive use certain parking spaces, in an area shown on Exhibit "A" of this Lease, and Lessor, at Lessee's expense, shall provide twenty (20) marked curbstops designating such parking spaces as reserved for Lessee. The use of such parking and access areas shall at all times be subject to such reasonable rules and regulations as Lessor may promulgate.

         3. Term. The term of this Lease (the "Term") shall commence on the earlier of July 1, 1993, or the day upon which Lessee occupies the premises for the purpose of conducting business, and expire on the last day of the sixtieth
(60th) full calendar month following the commencement of the Term, subject to earlier termination as hereinafter provided. If Lessor is delayed in delivering possession of the Premises to Lessee on or before the Commencement Date set out above, the Term of this Lease shall begin on the date when Lessor tenders to Lessee possession of the Premises with all work to be performed by Lessor pursuant to the Tenant Improvement Addendum (attached hereto as Exhibit "B") substantially completed and terminate sixty (60) months thereafter. Lessor shall not be liable or responsible for any claims, damages or liabilities of any

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nature whatsoever in connection with or by reason of any delayed possession.
Lessee agrees to execute a recordable memorandum setting forth the commencement date ("Commencement Date") and the date of expiration of the Term of this Lease on or prior to the commencement of the Term.

         4. USE. Lessee shall use the Premises solely for biomedical laboratory testing and development activities, and general office use, and for no other use.

         5. ACCEPTANCE OF THE PREMISES. Upon taking possession of all or any portion of the Premises, Lessee shall be deemed to have accepted the Premises, to have acknowledged that the same are in the condition called for hereunder and to have agreed that the obligations of the Lessor imposed by Exhibit "B" attached hereto have been fully performed, subject to (i) latent defects, and {ii) a punchlist of improvements not completed, which punchlist shall be prepared in accordance with industry standards and approved by Lessee's architect. Lessee hereby waives any implied warranty of Lessor that the Premises are suitable for their intended commercial purpose and acknowledges and agrees that all of Lessee's obligations hereunder (including without limitation, the obligation to pay rent) are independent of any such implied warranty and agrees to perform all such obligations and pay rent notwithstanding any breach or allegation of breach by Lessor of any such implied warranty (which implied warranty as aforesaid is hereby waived by Lessee).

         6. BASE RENT. The Base Rent, which Lessee hereby agrees to pay to Lessor monthly, in advance, at Lessor's address stated above, shall be the sum of Twenty two thousand four hundred fifty nine and 69/100 Dollars ($22,459.69) per month, due and payable on the first day of each calendar month during the Term hereof, without offset or deduction, with a pro-rata portion being due and payable in advance for any partial month occurring at the beginning of the Term.

         7. ADDITIONAL RENT. Lessor agrees to pay all operating Expenses (as defined in section 9 below) up to a maximum amount of $3.10 per year for each square foot of rentable floor area in the Building (the "Operating Cost Allowance") .In the event the Operating Expenses shall, in any fiscal year (ending January 31) exceed the Operating Cost Allowance (pro-rated for any partial fiscal year at the beginning or end of the Term), Lessee agrees to pay to Lessor, as Additional Rent, Lessee's pro-rata share of any such excess (the "Excess operating Expenses") .Lessee's pro-rata share shall be determined by multiplying the Excess Operating Expenses by a fraction, the numerator of which shall be the number of rentable square feet in the Premises, and the denominator of which shall be the rentable square footage in the Building (as set out in section 1 above) .Within ninety (90) days following the completion of each fiscal year, Lessor will provide to Lessee a statement showing in reasonable detail the operating Expenses for the preceding fiscal year, the Additional Rent due with regard to Lessee's portion of the Excess Operating Expenses, and Lessor's reasonable estimate of Excess Operating Expenses for the then current fiscal year. Lessee shall, on or before forty-five (45) days following receipt of said statement, pay to Lessor the amount of Additional Rent due as provided herein, less the amount of Additional Rent paid in advance (if any) during the preceding fiscal year. Any overpayment will be credited by Lessor to the next rental payment(s) due. Lessee agrees to pay Additional Rent each month thereafter, in addition to, Base Rent, in an amount reasonably necessary to amortize the estimated Excess Operating Expenses for the then current fiscal year over a period equal to the lesser of (i) the number of months remaining in the lease Term or (ii) the number of months remaining in the current fiscal year. Notwithstanding that the lease Term has expired or been terminated, Lessee

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shall remain liable for and agrees to pay to Lessor within thirty (30) days following receipt of an invoice therefor, its pro-rata portion of Excess Operating Expenses for the fiscal year (or portion thereof) during which the Term of this lease expired or was terminated. Lessee shall have the right, at its expense and at a reasonable time, to audit Lessor's books relevant to the Additional Rent due under this section. Lessor shall reimburse Lessee for the cost of such audit if the audit reveals an overstatement of operating expense for more than five percent (5%) during the period of the review.

         8. PAYMENT OF RENTALS. Lessee covenants to promptly pay all rentals within five (5) days of the date such rentals are due and payable. A late charge of One thousand five hundred and 00/lOO Dollars ($1,500.00) shall be added to any payment of rental or additional rental which is more than ten (10) days past due in order to compensate Lessor for the extra administrative expenses incurred, provided such late charge shall only apply if Lessee has tendered late payment more than one (1) time during the Lease Term. If Lessor shall pay any monies or incur any expenses in correction of violations of the covenants herein set forth, the amounts so paid or incurred shall, on written notice to Lessee, be considered additional rentals payable by Lessee with the first installment of rental thereafter to become due and payable, and may be collected or enforced as by law provided in respect of rentals.

         9. OPERATING EXPENSES. The term "Operating Expenses", as used in this Lease, means all of Lessor's reasonable costs to operate and maintain the Land and the Building from time to timc, as determined in accordance with generally accepted accounting principles. Operating Expenses shall include (to the extent and only to the extent same are Lessor's obligation to payor furnish under the other provisions of this Lease), but not be limited to, all sums expended by Lessor, or in the case of major repairs or improvements having a life expectancy in excess of one year, an amortized portion of such sums, whether or not such repair or improvement is properly chargeable to capital expenses or capital improvements under generally accepted accounting principles, in connection with the Building, and the parking and common areas and other improvements on the Land, for general maintenance and repairs, improvements, resurfacing, exterior painting, restriping, cleaning, sweeping, janitorial services, any personnel or services deemed necessary by Lessor, trash removal, planting, landscaping, lighting, water and other utilities paid for by Lessor and directional signs and other markers, bumpers, and personnel to implement such services. Operating Expenses shall also lnclude all ad valorem taxes or assessments and Annual Assessments of The Woodlands Community Association, Inc. ("WCA"), which accrue against the Building or the Land during the Term, all insurance premiums, if any, which Lessor is required to payor deems necessary to pay, with respect to the Building or the Land, and a building management fee equal to five percent (5%) of the full Base Rent without regard to abatement. The current WCA assessment is $0.54 per $100.00 of assessed valuation and is subject to change for each calendar year. Notwithstanding anything contained herein to the contrary, there is expressly excluded from Operating Expenses each of the items set out in Exhibit "D" attached hereto.

         Further, notwithstanding any other provision herein to the contrary, it is agreed that in the event not more than ninety-five percent (95%) of the rentable area in the Building is occupied during any fiscal year or in the event not more than ninety-five (95%) of the rentable area in the Building is provided with building standard services during any fiscal year, an adjustment shall be made in computing the Operating Expenses for such year so that the Operating Expenses shall be computed for such year as though the Building had been ninety-five percent (95%) occupied during such year and as though ninety-five percent (95%)

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of the Building had been provided with building standard services during such year.

         10. UTILITIES. Lessor shall make available to the Premises gas, electricity and water. Lessee agrees to assume all costs and expenses for water and sewer, gas, electricity, telephone, garbage, and any other service needed for its use at the Premises, including any license or deposit required to establish or maintain such services, and the costs of installation, hook-up and metering. Lessee shall promptly pay for all utility services furnished to the Premises during the term of this Lease. Lessor shall under no circumstances be liable to Lessee in damage or otherwise for any interruption in service of water, electricity, heating, air conditioning or other utilities or services caused by governmental regulation, emergencies, Acts of God, by the making of any necessary repairs or improvements, or by any cause beyond Lessor's reasonable control; provided, however, if such interruption of services is caused by the willful misconduct or gross negligence of Lessor, Lessee shall be entitled to abatement of the Base Rent during the period of such interruption. Lessor shall endeavor in good faith to give at least twenty-four (24) hours notice to Lessee when any necessary interruption in service during normal business hours will be made by Lessor.

         11. PEACEFUL ENJOYMENT. Lessee shall and may peacefully have, hold and enjoy the Premises, provided that Lessee pays the rentals and other sums herein recited and performs all of its covenants and agreements herein contained. It is understood and agreed that this covenant and any and all other covenants of Lessor contained in this Lease shall be binding upon Lessor and its successors and assigns, but only with respect to breaches occurring during its and their respective ownership of Lessor's interest hereunder.

         12. TENANT ALTERATIONS, ADDITIONS AND IMPROVEMENTS. Lessee shall not make or allow to be made any alterations or physical additions in or to the Premises without first obtaining the written consent of Lessor, which consent shall not be unreasonably withheld or delayed. Any and all alterations, additions or improvements, other than that portion of the initial tenant improvements which are to be provided by Lessor pursuant to the terms of Exhibit "8" hereto, shall be made at Lessee's sole expense. All such alterations, additions or improvements shall, upon completion, become the property of Lessor and shall be surrendered to Lessor upon the termination of this Lease by lapse of time or otherwise provided, however, this clause shall not apply to removable equipment or furniture owned by Lessee and which can be removed without damage to the 8uildir.g or the Premises.

         13. EXTERIOR REPAIRS. Lessor will keep the exterior of the Building, including any doors, windows, or glass, in repair, pro- vided Lessee shall give Lessor written notice of the necessity for such repairs, and provided that the damage thereto shall not have been caused by the negligence of Lessee, its agents, employees, licensees or invitees, in which event Lessee shall be responsible therefor for the uninsured portion of the cost. Lessor shall be under no liability for repair, maintenance, alteration or any other action with reference to any plumbing, electrical or other mechanical installation within or serving the Premises or any part thereof, except for the service lines leading to the Premises.

         14. OPERATION BY LESSEE. Lessee agrees to (a) keep the inside of all glass in the doors and windows of the Premises clean; (b) keep all interior surfaces of the Premises clean; (c) replace promptly, at its expense, any cracked or broken window glass inside the Premises with glass of like kind and quality; (d)

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maintain the Premises in a clean, orderly and sanitary condition and free of insects, rodents, vermin and other pests; (e) keep any garbage, trash, rubbish or refuse in rat-proof containers within the interior of the Premises until removed from the area; (f) have such garbage, trash, rubbish and refuse removed at its expense on a regular basis from location points and at such times as designated by Lessor; (g) keep all mechanical apparatus free of vibration, noise or pollution which may be transmitted beyond the Premises;
(h) comply with all laws, ordinances, rules and regulations of the Fire Underwriters Rating Bureau now or hereafter in affect; and (i) conduct its business in all respects in a dignified manner in accordance with high standards of business operation.

         In addition, Lessee shall not (a) place or maintain any merchandise or other articles in any vestibule or entry of the Premises, on the footwalks adjacent thereto or elsewhere on the exterior of the Premises or Building without the written consent of Lessor, which consent shall not be unreasonably withheld or delayed; (b) permit undue accumulation of garbage, trash, rubbish or other refuse within or without the Premises; (c) cause or permit objectionable odors to emanate or be dispelled from the Premises; (d) cause or permit the parking of vehicles So as to interfere with the use of any driveway, walk, parking area, dock or other common facility in the area; (e) occupy, use or permit the use or occupancy of any portion of the Premises for any business or purpose which is immoral, disreputable or in violation of any legal direction of any public officer; or (f) occupy, use or permit the use or occupancy of any portion of the Premises for any business or purpose which, in the opinion of Lessor, reasonably formed, constitutes a public or private nuisance or unduly disturbs the business of other tenants in the Building.

         Lessor shall have the right, upon written notice to Lessee, to provide for rubbish and refuse removal services as required of Lessee above, and Lessee agrees to reimburse Lessor for the reasonable cost incurred in providing such service within thirty (30) days after receipt of a statement setting forth the cost of such service.

         Lessee agrees to discharge all waste materials from the Premises in compliance with the rules and regulations as set forth in The Woodlands Metro Center Municipal Utility District Policy Manual -Industrial Waste Discharges -Permits and Charges -No. R&S-50, issued July 12, 1979, with an effective date of July 12, 1979, as it may be amended from time to time. Lessee shall haul away for disposal at its own expense, any waste material not meeting the standards for discharge set forth in the above-referenced manual.

         Lessee shall promptly comply, at its own expense, with all other present and future laws, ordinances, order, rules and regulations of all state, federal, municipal and other agencies or bodies having jurisdiction over the Premises and Lessee's use thereof. Lessee warrants that the plans for the leasehold improvements being made to the Premises pursuant to Exhibit "B" attached hereto comply with the Americans with Disabilities Act of 1990. Lessee will comply with the Rules and Regulations of the Building, a copy of which are attached hereto as Exhibit "C". Lessor may amend said rules, from time to time, if reasonably necessary for the safety, care or cleanliness of the Building, provided that no amendment shall alter any covenant or provision contained in this Lease. Lessee agrees to comply with any amendment which is made to said Rules and Regulations in compliance with the terms of this paragraph. Lessor shall promptly comply with all present and future laws relating to the Building and the Land, except the Premises and Lessee's use thereof, including without limitation the American with Disabilities Act of 1990.

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         15. INTERIOR REPAIRS. Lessee will keep the interior of the Premises, together with all electrical, plumbing and other mechanical installations therein, all heating and air conditioning equipment, and all interior windows or doors serving the Premises, in good order and repair, and will make all replacements thereto as its expense. Lessee will surrender the Premises at the expiration or earlier termination of this Lease, in as good condition as when received, excepting depreciation caused by ordinary wear and tear and casualty damage unless caused by Lessee, its agents, employees or contractors. Lessee will not overload the electrical wiring serving the Premises or within the Premises, and will install at its expense, but only after obtaining Lessor's written approval (which approval shall not be unreasonably withheld or delayed), any additional electrical service which may be required in connection with Lessee's use or occupancy. Notwithstanding anything herein to the contrary, Lessor, and not Lessee, shall be liable for any and all interior repairs which may result from any structural failure of the building, unless caused by Lessee, its agents, employees or invitees. Lessee will repair promptly, at its expense, any damage to the Premises caused by bringing into the Premises any property for Lessee's use, or by the installation or removal of such property, regardless of fault or by whom such damage was caused, unless caused by Lessor, its agents, employees or contractors. If Lessee fails to make such repairs, Lessor may make same, and Lessee agrees to pay, as additional rent, the cost thereof to Lessor promptly upon Landlord's demand therefor, provided such costs do not exceed the lowest acceptable bid from qualified contractors.

         16. USE OF ROOF. Lessee shall have no right to penetrate or erect improvements on the roof of the Building without the prior written consent of Lessor. Lessee shall be liable in damages to Lessor for any breach of this provision, including damages for loss of any and all warranties. Lessor covenants and agrees to grant to Lessee a license to install and maintain on the roof of the Building an antenna, provided that the plans, specifications and location of the antenna are first approved by Lessor and the Development Standards Committee established pursuant to the Covenants, Restrictions, Easements, Charges and Liens of The 1'l00dlands, covering the Land. The License Agreement shall be in the form attached hereto as Exhibit "E".

         17. SIGNS AND ADVERTISING. Lessee will not place or suffer to be placed or maintained on or displaced to the exterior of the Premises, any sign, advertising matter or other thing of any kind, and will not place or maintain any decoration, lettering or advertising matter on the glass of any window or door of the Premises without first obtaining the written approval of Lessor, which approval shall not be unreasonably withheld or delayed. Lessee will maintain any approved sign, decoration, lettering, advertising matter or other thing in good condition and repair at all times.

         18. ENTRY BY LESSOR. Lessee shall permit Lessor and any current or prospectiye mortgagee or purchaser, and their agents or representatives, upon reasonable notice, to enter into and upon any part of the Premises, after reasonable notice and during normal business hours, to inspect the Premises, or clean, make repairs, alterations or additions thereto as Lessor may deem necessary or desirable, and Lessee shall not be entitled to any abatement or reduction of rent by reason thereof.

         19. LIENS. In the event that any mechanic's, materialmen's, or other lien shall at any time be filed against the Premises, the Building or the Land purporting to be for work, labor, services or materials performed for or furnished to Lessee or anyone holding the Premises through or under Lessee, or arising out of any alleged act or omission of Lessee, Lessee shall forthwith

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cause the same to be properly bonded or released. If Lessee shall fail to cause such lien to be bonded or released within thirty (30) days after being notified of the filing thereof, then, in addition to any other right or remedy of Lessor, Lessor may, but shall not be obligated to, discharge the same by posting a bond or paying the amount claimed to be due, and the amount so paid by Lessor, and all costs and expenses incurred by Lessor in procuring the discharge of such lien, including reasonable attorney's fees, shall be due and payable by Lessee to Lessor as Additional Rent on the first day of the next succeeding month. Notice is hereby given that Lessor shall not be liable for any labor or materials furnished to Lessee upon credit, and that no mechanics', materialmen's or other liens for any such labor or materials shall attach to or affect the estate or interest of Lessor in and to the Land or Building.

         20. SUBORDINATION. Lessee agrees that this Lease is and shall be subordinate to any mortgage or deed of trust which may now or hereafter encumber the Building or the Land, and to all renewals, modifications, consolidations, replacements and extensions thereof, provided, however, that the holder of any such mortgage or deed of trust shall agree that Lessee shall not be disturbed in its possession of the Premises or its rights hereunder terminated or amended by the mortgagee, any purchaser at or in lieu of fore- closure or other party so long as Lessee is not in default under this Lease. In confirmation of such subordination, Lessee shall at Lessor's request execute promptly any appropriate certificate or instrument that Lessor may reasonably request. In the event of the enforcement by the trustee or the beneficiary under a mortgage or deed of trust of the remedies provided for by law or by such mort- gage or deed of trust, Lessee will, upon request of any person or party succeeding to the interest of Lessor as a result of such enforcement, automatically become the lessee of such successor in interest without change in the terms or other provisions of this Lease; provided, however, that such successor in interest shall not be bound by (i) any payment of rent for more than one month in advance except prepayments in the nature of security for the performance by Lessee of its obligations under this Lease; (ii) arty amendment or modifications under this Lease made without the written consent of such trustee, beneficiary or successor In interest; (iii) any default by the prior owner or landlord in the observance or performance of any of its covenants or obligations hereunder; or
(iv) any right of offset which Lessee may have had against the prior owner or landlord. Upon request by any successor in interest, Lessee shall execute and deliver an instrument or instruments confirming the attornment herein provided for.

         Within fifteen days after Lessor's request, Lessee agrees to execute an estoppel certificate or other agreement certifying to Lessor and/or any current or prospective mortgagee or purchaser of the Building such facts with respect to this Lease and agreeing to such reasonable notice provisions and other matters (not affecting Lessee's rights or obligations under this Lease) as such mortgagee or purchaser may request in connection with Lessor's sale or financing, subject, however, to the n9n-disturbance rights of Lessee above described. The estoppel certificate or other document shall be deemed approved after the expiration of the fifteen (15) day period.

         21. CONDEMNATION. If the whole or any part of the Premises shall be taken under the power of eminent domain, this Lease shall terminate as to the part so taken on the date Lessee is required to yield possession thereof to the condemning-authority. Lessor shall, with reasonable diligence, make such repairs and alterations as may be necessary in order to restore the part not taken to a useful condition, and the Base Rent and Additional Rent payable hereunder shall be reduced proportionately to the portion of the Premises so taken. If any part

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of the Land or the Building shall be taken under the power of eminent domain and such taking substantially impairs the usefulness of the Premises for the purposes set forth in section 4, either party may terminate this Lease within 30 days after Lessor is dispossessed, effective as of the date when Lessor is required to yield possession. All compensation awarded for any taking shall belong to and be the property of Lessor. Lessee shall be entitled to any award for Lessee's loss by independently petitioning for same.

         22. FIRE AND CASUALTY. In the event of a fire or other casualty in or affecting the Premises, Lessee shall immediately give notice thereof to Lessor. If the Premises, through no fault or neglect of Lessee, its agents, employees, invitees, licensees or visitors, shall be destroyed by fire or other casualty so as to render the Premises untenantable, the rental herein shall cease thereafter until such time as the Premises are made tenantable by Lessor. Within thirty
(30) days after the date of the casualty, Lessor shall deter~ine and notify Lessee if Lessor has elected to rebuild and if the Premises can reasonably be repaired within 120 days after the casualty date. If Lessor elects to rebuild but the Premises cannot reasonably be repaired within 120 days after the casualty date, Lessee may terminate this Lease by written notice to Lessor within thirty (30) days after receipt of Lessor's notice. If from such cause the Building shall be so damaged that Lessee shall decide not to rebuild, or if the Premises cannot reasonably be repaired within 120 days after the casualty date and Lessee elects to terminate, then all rent and other sums owed hereunder up to the time of such destruction or casualty shall be paid by Lessee, and thenceforth this Lease shall cease and come to an end.

         23. CASUALTY INSURANCE. Lessor shall, at all times during the term of this Lease, maintain a policy or policies of insurance with the premiums thereon fully paid in advance, issued by and binding upon some solvent insurance company, licensed to do business in the State of Texas, insuring Lessor's interest in the Building against loss or damage by fire and other hazards within the coverage of a Texas standard form of fire and extended coverage policy, for the full replacement value thereof, with payments for losses thereunder payable solely to Lessor or its designee. Lessee shall maintain in force a like policy insuring Lessee's interest in any furniture, equipment, machinery, goods or supplies which Lessee may bring or obtain upon the Premises, or any improvements which Lessee may construct thereon.

         24. LIABILITY INSURANCE. Lessee shall maintain, at its expense, a policy or policies of comprehensive general liability insurance with the premiums thereon fully paid in advance, issued by and binding upon some solvent insurance company licensed to do business in the State of Texas, such insurance to afford minimum protection of not less than One Million Dollars ($1,000,000) combined single limit bodily injury and property damage per occurrence. Said policy or policies shall name Lessor as an additional insured. Lessee shall provide Lessor a copy of the required policy or a certificate evidencing the required coverage before beginning any work in the Premises or taking occupancy of same. Lessor shall maintain (i) fire and extended coverage insurance on the Building (excluding non-Building standard improvements) and on all Building standard improvements in an amount not less than the full replacement cost thereof, and (ii) comprehensive general liability insurance to afford minimum protection of not less than One Million Dollars ($1,000,000) combined single limit bodily injury and property damage per occurrence, such policies to be issued and binding upon some solvent insurance company licensed to do business in the State of Texas.

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         25. WAIVER OF SUBROGATION. Anything in this Lease to the contrary notwithstanding, Lessor and Lessee each waive any and all right of recovery, claim, action or cause of action against the other, its agents, officers or employees, for any loss or damage that may occur to such persons or the Premises or any improvements thereto, the Building or any improvements thereto, or any personal property of any party therein, by reason of fire, the elements or any other cause which such party is required to insure against under the terms of this Lease, regardless (",f cause or origin, including negligence of the other party hereto, its agents, officers or employees. Lessor and Lessee covenant that no insurer shall hold any right of subrogation against the other party for losses which must be insured against by the terms of this Lease. This waiver of subrogation provision shall be effective to the full extent, but only to the extent that, it does not impair the effectiveness of insurance policies of Lessor and Lessee.

         26. HOLD HARMLESS. Subject to the provisions of Section 25 above, Lessee hereby releases and agrees to defend, indemnify and hold Lessor harmless from and against all claims or causes of action for damage or injury to persons or property arising out of this Lease or Lessee's use or occupancy of the Premises, including attorney's fees and court costs, except to the extent caused by the gross negligence or willful act or omission of Lessor. Subject to the provisions of Section 25, above, Lessor hereby releases and agrees to defend, indemnify and hold Lessee harmless from and against all claims or causes of action for damage or injury to persons or property occurring in or around the Building (excluding the Premises), including attorneys' fees and court costs, except to the extent caused by the gross negligence or willful act or omission of Lessee.

         27. HOLDING OVER. In the event of holding over by Lessee after the expiration or termination of the Term and without the written consent of Lessor, Lessee shall pay monthly rent equal to 150% of the amount of all Base Rent, and Additional Rents payable during the last month of the Term. Further, Lessee shall indemnify Lessor against all claims for damages by any other lessee to whom Lessor may have leased all or any part of the Premises. No holding over by Lessee, either with or without the consent and acquiescence of Lessor, shall operate to extend the Lease for a longer period than one (1) month. Any holding over with the consent of Lessor in writing shall thereafter constitute this Lease a lease from month to month.

         28. DEFAULT BY LESSEE. If (a) default shall be made in the timely payment of any sum to be paid by Lessee under this Lease, or (b) default shall be made in the performance of any of the other covenants or conditions which Lessee is required to observe and to perform and such default shall continue for twenty (20) days after written notice is delivered to Lessee or deposited in the
u. s. Mail addressed to Lessee's address above, or (c) the interest of Lessee under this Lease shall be levied on under execution or other legal process, or any petition shall be filed by or against Lessee to declare Lessee bankrupt or to delay, reduce or modify Lessee's debts or obligations, or any petition under the Bankruptcy Code shall be filed or other action taken to reorganize or modify Lessee's capital structure, or Lessee be declared insolvent according to law, or any general assignment of Lessee's property shall be made for the benefit of creditors, or a receiver or trustee is appointed for Lessee or its property, and provided that Lessee fails to vigorously contest any such levy, execution, legal process or petition filed against Lessee and to cause same to be removed, dismissed or vacated within thirty (30) days from the date of its entry or filing, or (d) Lessee shall vacate or abandon the Premises, and is in monetary default, or (e) if Lessee shall be a corporation and Lessee shall thereafter cease to exist as a corporation in good standing in the State of Texas, or (f) if Lessee shall be a partnership or other entity and Lessee shall be dissolved or otherwise liquidated, then Lessor may treat the occurrence of anyone or more of the foregoing events as a breach of this Lease and thereupon, at Lessor's option, Lessor may have anyone or more of the following described remedies, .in addition to all other rights and remedies provided at law or in equity:

A. Lessor may terminate this Lease and forthwith repos-sess the Premises and be entitled to recover (i) the cost of recovering the Premises, including the reasonable cost of the removal and storage of any of Lessee's possessions left within the Premises, (ii) the unpaid rent earned at the time of termination, plus interest thereon at the highest lawful rate from the due date, (iii) the balance of the rent for the remainder of the Term less the present fair market net rental value of the Premises for said period and (iv) any other sum of money and damages owed by Lessee to Lessor.

B. Lessor may terminate Lessee's right of possession, and repossess the Premises by forcible entry and detainer suit without demand or notice of any kind to Lessee and without terminating this Lease, in which event Lessor may, but shall have no obligation to, relet the same for the account of Lessee, for such rent and upon such terms as shall be satis- factory to Lessor. For the purpose of such reletting, Lessor is authorized to decorate or make any repairs, changes, alterations or additions in or to the Premises that may be necessary. If (i) Lessor shall fail to relet the Premises, or (ii) the same are relet and a sufficient sum shall not be realized from such rcletting to pay the due and unpaid Base Rent and Additional Rent, the accrued interest thereon, the cost of recovering possession, the costs and expenses of all decorations, repairs, changes, alterations and additions deemed necessary in the reasonable judgment of Lessor and the expense of such reletting and of the collection of the rent accruing therefrom, then Lessee shall pay to Lessor as damages a sum equal to the amount of the rent provided for in this Lease for such period or periods, or if the Premises have been relet, the Lessee shall satisfy and pay any such deficiency upon demand therefor from time to time. Lessee agrees that Lessor may file one or more suits to recover any sums falling due under the terms of this section from time to time. No such re letting shall be construed as an election on the part of Lessor to terminate this Lease unless a written notice of such intention is given to Lessee by Lessor. Notwithstanding any such reletting without termination, Lessor may at any time thereafter elect to terminate this Lease for such previous breach.

C. Lessor may change the locks on the Premises and not return the new key to Lessee unless the Lessee cures the default; the Lessor will not have to give the Lessee a new key unless the Lessee cures all defaults; provided, however, that in any such instance, during Lessor's normal business hours and at the convenience of Lessor, and upon the written request of Lessee accompanied by such written waivers and releases as Lessor may require, Lessor will escort Lessee or its authorized personnel to the Premises to retrieve any personal belongings or other property of Lessee; and the new key will only be provided during the Lessor's regular business hours.

D. Notwithstanding anything contained in this Section 28 to the contrary, in the event of default by Lessee, Lessor shall use reasonable efforts to mitigate its damage or any losses incurred by Lessor as a result of Lessee's default.

         29 WAIVER. Failure of Lessor or Lessee to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but such party Lessor shall have the right to declare any such default at any time and take such action as might be lawful or authorized hereunder, either in law or at equity.

         30. LIEN FOR RENT. Notwithstanding anything contained in this Lease to the contrary, Lessor agrees to waive its lien for rent on Lessee's equipment and fixtures not made a permanent part of the Premises.

         31. ASSIGNMENT BY LESSOR. Lessor shall have the right to sell, transfer or assign, in whole or in part, all of its rights and obligations hereunder and in the Building and the Land. In such event and upon the assumption by such transferee of Lessor's obligations hereunder, no further liability or obligation shall thereafter accrue against Lessor hereunder.

         32. ASSIGNMENT BY LESSEE. Lessee shall not assign this Lease or any interest therein, nor sublet the Premises or any part thereof or any right or privilege appurtenant thereto, nor permit any other person, firm or entity to occupy or use the Premises or any portion thereof without first obtaining the written consent of Lessor. Lessor shall have the right, at its option, to terminate this Lease as to any portion of the Premises covered by a proposed assignment or sublease, or to approve any such assignment or sub- lease only upon the condition that a) all rentals paid by the sublessee in excess of the rentals due from Lessee hereunder shall be shared equally by Lessor and Lessee,
b) the proposed sublessee or assignee is financially capable of assuming Lessee's obligations hereunder, in the sole reasonable discretion of Lessor, and
c) the proposed sublessee or assignee agrees to use the premises only for the uses permitted of Lessee under this Lease, and to comply with all of the other terms and conditions of this Lease. Otherwise, Lessor's consent to any proposed sublease or assignment shall not be unreasonably withheld or delayed. Consent by Lessor to one assignment, subletting, occupation or use by another person shall not be deemed to be a consent to any subsequent assignment, subletting, occupation or use by the same or another person. Consent to an assignment or sublease shall not release Lessee from liability for the continued performance of the terms and provisions to be kept and performed by Lessee hereunder, unless Lessor expressly and in writing releases Lessee from said liability. Any assignment or subletting by operation of law or otherwise, (including without limitation, a transfer of controlling interest in Lessee to any other person, firm or entity) without theprior written consent of Lessor, shall be void and"shall, at the option of Lessor, terminate this Lease. Lessee covenants and agrees that when the pl-ior written consent of Lessor is obtained, and in the event the subletting or assignment is to be arranged through public advertisement or listing of any kind, Lessee will treat all applications for sublease or assignment in a uniform manner and will award leases according to objective standards. No decision on any application shall be made on the ground of the applicant's race, color, religion, sex or national origin. Notwithstanding the foregoing provisions of this Section 32, Lessee shall have the right to sublease the Premises to an "Affiliate" (as hereinafter defined) of Lessee, subject to Lessor's right to approve the sublease document. "Affiliate" shall mean a corpora- tion or other entity which controls, is Gontrolled by, or is under common control with, Lessee.

         33. BINDING EFFECT. This Lease shall be binding upon and inure to the benefit of the heirs, successors or assigns of Lessor and Lessee, subject to the limitation on subleasing and assignment herein contained.

         34. TRANSFER OF CONTROL. If at any time during the term of this Lease, corporate shares of Lessee shall be transferred by sale, assignment, bequest, inheritance, operation of law or other disposition so as to result in a change in the present control of said corporation by the person or persons now owning a majority of said corporate shares, and such change in control results in a material reduction of Lessee's financial ability to meet its obligations under this Lease, Lessee shall be in default of this Lease and Lessor may exercise its rights in respect of default hereunder.

         35. RIQHT OF FIRST REFUSAL. During the term of this Lease Lessee shall have a right of first refusal to lease all or a portion of the space adjoining the Premises and outlined in blue on the attached Exhibit "A" ("Adjacent Space"), on the following terms and conditions. If Lessor shall receive a bona fide offer to lease all or any portion of the Adjacent Space, which offer Lessor is willing to accept, Lessor shall give Lessee written notice thereof. Lessee shall have the right for five (5) calendar days after receipt of notice of such third party offer, which is acceptable to Lessor, to execute a lease covering such space. Lessee's right of first refusal shall be paramount to any rights of the third party in question. If Lessee shall fail to execute a lease for the portion of the adjacent Space within the time herein specified, Lessor shall be at liberty to make such lease to the third party. The right of Lessee under this section shall apply s1Jccessively to each and every offer to lease all or any portion of the Adjacent Space.

         It is understood and agreed that Lessee's right of first refusal set forth above is conditioned upon its being in full compliance with all the terms and conditions of this Lease at the time Lessor receives an offer from a third party to lease any portion of the Adjacent Space. Any default or noncompliance with this Lease existing at the time offer shall terminate of the Lessee's first refusal rights hereunder.

         36. RENEWAL OPTION. Provided (i) Lessee is not in default in the performance of its covenants under this Lease and (ii) Lessee provides to Lessor a current statement of Lessee's financial condition acceptable to Lessor at the time this renewal option is exercised, Lessee is hereby granted the option to renew the Term of this Lease for one (1) additional term of five (5) years ("Renewal Term"), to commence at the expiration of the initial term of this Lease. Lessee shall exercise this option to renew by delivering written notice of such election to Lessor at least six (6) months prior to the expiration of the Term of this Lease. The renewal of this Lease shall be upon the same terms and conditions of this Lease, except (a) the Base Rent during the Renewal Term shall be the same rate and conditions as that being offered by the Lessor for new leases in the Building; (b) the Operating Cost Allowance shall be the amount being offered by the Lessor for new leases in the Building; (c) Lessee shall have no option to renew this Lease beyond the Renewal Term set out above; (d) Lessee shall not have the right to assign its renewal rights to any non-affiliate sublessee of the Premises or non-affiliate assignee of the Lease;
(e) the leasehold improvements will be provided in their then existing condition (on an "as is" basis) at the time the Renewal Term commences, provided that Lessor agrees to reimburse Lessee up to a maximum amount of Three and 00/100 Dollars ($3.00) per net rentable square feet of floor space then included in the Premises, for any costs to refurbish the Premises incurred by Lessee within six
(6) months from the commencement of the Renewal Term, and (f) the "Term" as defined in the Lease, shall include any Renewal Term that has been duly exercised by Lessee.

         37. EARLY TERMINATION OPTION. Except as hereinafter provided, Lessee shall have the option to terminate this Lease prior to the expiration of the Term if each of the following conditions has been met:

         (a) The first three expired; and 3 years of the primary Term have

         (b) Lessee has either (i) submitted to Lessor a written bona fide offer to lease ("Lessee's Offer") additional space in a Lessor-owned building in The Woodlands, Texas, at a location reasonably acceptable to Lessee at the rental rates and upon the terms and conditions then being offered by Lessor to third parties, and designating the net rentable square feet of floor space reasonably required by Lessee for the operation of its business ("Lessee's Offer") and Lessor has not made available to Lessee the space designated in Lessee's Offer or other reasonably similar space upon the terms set forth in Lessee's Offer within a reasonable period of time after the date Lessor received Lessee's Offer; or (ii) Lessee has purchased ("Lessee Purchase") at least three (3) acres of land from Lessor with bona fide plans to construct a building containing at least 23,000 square feet for the operation of its business; and

         (c) At the time of termination, Lessee pays to Lessor an amount equal to the sum total of (i) all rent and other sums owed hereunder by Lessee up to the time of termination, plus (ii) the then remaining unamortized portion (amortized on a straight line basis over the Term) of the tenant improvements, refurbishing costs, commissions, and all other costs and expenses incurred by Lessor in making the Premises available to Lessor; and

         (d) Lessee is not in default under this Lease both a) at the time of Lessee's Offer or Lessee Purchase and b) or at the time Lessee elects to terminate pursuant to this Section 37; and

         (e) Lessee exercises this right of early termination within seven (7) months after Lessor's receipt of Lessee's Offer or the Lessee Purchase, whichever is applicable; and

         (f) As of both a) the date of Lessee's Offer or the Lessee Purchase, whichever is applicable, and b) the effective date of the termination, no one individual or entity controls more than 50% of the corporate shares of Lessee.

         It is understood and agreed that Lessee's right to provide the Lessee's Offer provided for in this Section 37 may be exercised only one time; and if Lessee's right of early termination under this Section 37 accrues and Lessee thereafter fails to exercise such right of early termination upon the terms and conditions herein set forth, this right of early termination shall terminate and be of no further force or effect.

         38. ENTIRE AGREEMENT. This Lease shall constitute the sole and only agreement of Lessor and Lessee with regard to the Lease of the Premises, and shall supersede any prior or contemporaneous oral or written agreements. This Lease may not be altered, changed or amended, except by an instrument in writing, signed by both parties hereto.

         39. PRONOUNS. Pronouns which refer to either Lessor or Lessee shall be construed to mean the appropriate number and gender intended.

         40. JOINT AND SEVERAL TENANCY. If more than one person executes this Lease as Lessee, their obligations hereunder are joint and several, and any act or notice of or to, or refund to, or the signature of, anyone or more of them, in relation to the renewal or termination of this Lease, or under or with respect to any of the terms hereof shall be fully binding on each and all of the persons executing this Lease as a Lessee.

         41. FORCE MAJEURE. If either party shall be delayed or prevented from the performance of any act required hereunder by reason of acts of God, strikes, lockouts, labor troubles, inability to procure materials, restrictive governmental laws or regulations or other cause without fault and beyond the control of the party obligated (financial inability excepted), performance of such act shall be excused for the period of the delay, and the period for the performance of any such act shall be extended by a period equal to the period of such delay; provided, however, nothing in this Article shall excuse Lessee from the prompt payment of any rental or other charge required of Lessee hereunder, except as may be expressly provided elsewhere in this Lease.

         42. GENERAL. Time is of the essence of this Lease. All rights and remedies of Lessor and Lessee under this Lease shall be cumulative and none shall exclude any other rights or remedies allowed by law. This Lease shall be declared to be a Texas lease, and all of the terms hereof shall be construed according to the laws of the State of Texas. Said Lease shall be performable only in Montgomery County, Texas, and venue for any action hereunder shall lie exclusively in Montgomery County, Texas or in the Southern District of Texas, Houston Division, as appropriate. Lessee warrants that this Lease has been duly authorized and executed on behalf of Lessee, and that same is valid and binding upon Lessee. The section headings and numbers herein and the grouping of the provisions of this Lease into separate articles, sections and paragraphs, are for the purpose of convenience only and shall not be considered in construing the meaning of any provision in this Lease.

         43. NOTICES: OTHER COMMUNICATIONS. Any notice or other communication given or made pursuant to this Lease (a "Communication") shall be in writing and shall be hand delivered (with written receipt therefor) or sent either (i) through the United States Postal Service, or any official successor thereto, designated as registered or certified mail, return receipt requested, bearing adequate postage, (ii) by means of an express delivery service if it obtains a written receipt to confirm delivery, or (iii) by means of a facsimile transmission if a written acknowledgement of receipt is confirmed by facsimile transmission or otherwise. Each Communication shall be effective upon the receipt thereof by the addressee. Rejection or refusal to accept or inability to deliver because of change of address of which no notice was given as provided herein shall be deemed to be receipt of the Communication sent. By giving to the other party hereto at least ten (10) days notice thereof, any party hereto shall have the right from time to time to change its address for purposes of this Lease to any other address within the continental United States of America. Until notice of change of address as aforesaid, each such Communication shall be addressed, if to Lessor, at 2201 Timberloch Place, The Woodlands, Texas 77380,
Attention: Property Management, and if to Lessee, at 3606 Research Forest Drive, suite A-14, The Woodlands, Texas 77380.

         44. SEVERABILITY. If any of the provisions "of this Lease shall contravene or be invalid under the laws of the particular state, county, or jurisdiction where applied, such contravention or invalidity shall not invalidate the Lease or any other portions thereof and the remainder of this Lease or the application thereof to other persons or circumstances shall not be affected thereby.

         45. CORPORATE AUTHORITY. Each of the persons executing this Lease on behalf of Lessee represents and warrants that Lessee is a duly organized and existing corporation, that Lessee has and is qualified to do business in Texas, that the corporation has full right and authority to enter into this Lease, and that all persons signing on behalf of the corporation were authorized to do so by appropriate corporate actions.

         46. NOT AN OFFER. The submission of this Lease to Lessee shall not be construed as an offer, nor shall Lessee have any rights with respect thereto unless Lessor executes a copy of this Lease and delivers the same to Lessee.

         47. EXHIBITS, RIDERS AND ADDENDA. This lease also includes and incorporates herein for all purposes all attached Exhibits, Riders, and Addenda, if any. IN TESTIMONY WHEREOF, the parties hereto have executed this Lease in duplicate counterparts, each of which shall constitute an original but collectively shall constitute only one document, such execution to be effective on the date first above written.

                                                LESSOR
                                                THE WOODLANDS CORPOROTION

Date: 6/4/93

                                                By:  /s/ Michael H. Richmond
                                                Michael H. Richmond
                                                Executive Vice President

                                                LESSEE
                                                ENERGY BIOSYSTEMS CORPORATION




Date: 5/24/93                                   By:  /s/ John H. Webb
                                                Name: John H. Webb
                                                Title: President